Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

First Quarter 2007 Financial Results

Year-Over-Year Revenue Growth Achieved for 17th Consecutive Quarter

MCLEAN, Va., May 7, 2007 - MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended March 31, 2007 (the first quarter of its 2007 fiscal year).

First quarter 2007 revenue was $72.4 million versus $69.5 million for the first quarter of 2006, a 4% increase. Product support and other services revenue for the first quarter of 2007 was $55.7 million versus $46.4 million for the first quarter of 2006, a 20% increase. Product support and other services revenue increased primarily due to an increase in the installed base of technical support contracts. Product licenses revenue for the first quarter of 2007 was $16.7 million versus $23.1 million for the first quarter of 2006, a 28% decrease. The decrease in product licenses revenue was due, in part, to the absence of any license transactions in excess of $1.1 million during the first quarter of 2007.

Operating expenses for the first quarter of 2007 were $45.4 million versus $39.0 million for the first quarter of 2006, a 16% increase. The increase in first quarter operating expenses was primarily due to an increase in worldwide employee headcount and reflects the continued expansion of our worldwide sales and services organization and administrative and IT support functions. During the first quarter of 2007, MicroStrategy capitalized $2.4 million in software development costs. First quarter 2007 income from operations was $14.7 million, or 20% of revenue, versus $21.0 million, or 30% of revenue, for the first quarter of 2006. Net income for the first quarter of 2007 was $9.8 million, or $0.75 per share on a diluted basis, versus $15.0 million, or $1.05 per share on a diluted basis, for the first quarter of 2006.

“Our first quarter results were mixed with an increase in revenue in our services business over the first quarter of 2006 offset in part by a decline in product license revenues,” said Arthur S. Locke, III, MicroStrategy’s Vice President, Finance & Chief Financial Officer. “We are continuing to focus on enhancing our global sales and services capabilities, building our global management team, and strengthening our support infrastructure.”

For the first quarter of 2007, MicroStrategy’s effective tax rate was 37.2%, compared to 30.8% in the first quarter of 2006. The increase in the effective tax rate was primarily caused by net losses in certain foreign subsidiaries for which the company was not able to recognize a tax benefit from those losses for financial reporting purposes and, to a lesser extent, the recognition of additional tax expense related to the implementation of FASB Interpretation No. 48 Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 (“FIN 48”). Pursuant to the implementation requirements of FIN 48, MicroStrategy recorded an adjustment to increase its accumulated deficit in the amount of $6.5 million as of January 1, 2007.

As of March 31, 2007, MicroStrategy had $67.0 million in cash and cash equivalents and 9,625,512 shares of class A common stock and 2,775,244 shares of class B common stock outstanding.

New Customers and New Deals with Existing Customers in Q1 2007 Included:

21st Century Insurance; The Advisory Board; Alticor; Amica Mutual Insurance; Canadian Institute for Health Information; Carl Warren & Co.; Catalina Marketing Corporation; Classmates Online, Inc.; CNN; David’s Bridal; GE Medical Systems; Hughes Supply; ITT Industries; La Capitale Assurances Generales; Nygard International; Payless ShoeSource Worldwide, Inc.; Redwood Trust; Russ Berrie & Co., Inc.; Shoppers Drug Mart Inc.; SOCAN; Stage Stores; TVA Group Inc.; Unified Western Grocers; Verispan, LLC; Wilton Industries, Inc.; and Woodside Group

Examples of Customer Deals from Q1 2007:

Canadian Institute for Health Information

The Canadian Institute for Health Information (CIHI) is an independent, not-for-profit organization that collects and analyzes health data in Canada and is considered a world leader in its field. CIHI selected MicroStrategy software for the development of an improved web-based public information service, QuickStats. QuickStats will enable the public, government officials, and health care providers to run reports and access timely, accurate, and comparable information on health and health care in Canada. Users will be able to access information in an easy-to-use, web-based environment to explore and answer health care questions.

Nygard International

Nygard International, a Winnipeg-based international manufacturer, distributor, and retailer of women’s fashion apparel, operates 200 stores and sells to retailers in Canada and the U.S. To support its supply chain management initiatives, Nygard depends on MicroStrategy for detailed analyses of sales information and to track key performance indicators from its retail stores. With actionable information from MicroStrategy, Nygard users have greater insights to enhance price optimization and merchandise design. A MicroStrategy customer for eight years, Nygard cited ease-of-use and scalability as reasons it recently expanded its use of MicroStrategy.

TVA Group Inc.

TVA Group runs the production, broadcasting, and distribution of French-language entertainment, news, and public affairs programming in North America. TVA Group has expanded its use of MicroStrategy to run mandatory reporting for the Canadian Radio-Television and Telecommunication Commission (CRTC). TVA Group also uses MicroStrategy to monitor ratings and advertising sales, and track its inventory of video clips. MicroStrategy was selected for its scalability, flexibility, and web-based architecture.

Wilton Industries

Wilton Industries selected MicroStrategy as its enterprise reporting standard to support a wide range of reporting applications across its three distinctive consumer product companies: Wilton Enterprises, Copco, and The Weston Gallery. Wilton’s management and key personnel use MicroStrategy to obtain greater insights into business areas, including finance and accounting, inventory analysis, customer service, sales administration, product development, forecast analysis, accounts receivable, and category management. MicroStrategy has significantly condensed reporting time for Wilton users, with report development from concept to final product now possible in several days instead of months.

Launch of MicroStrategy Dynamic Enterprise Dashboards™:

MicroStrategy Dynamic Enterprise Dashboards were introduced as part of MicroStrategy’s 8.1 software release, which became generally available on March 23, 2007. The new dashboards combine advanced data visualization capabilities with MicroStrategy’s BI platform to deliver highly intuitive dashboards that help companies manage business performance and improve decision making.

Dynamic Enterprise Dashboards enable users to access a tremendous amount of information in an intuitive, graphical format that enhances the interpretation and analysis of business data. Users have a consolidated view of enterprise data and the ability to intuitively flip through multiple perspectives of corporate performance without leaving the dashboard.

MicroStrategy Dynamic Enterprise Dashboards Praised by Industry Analysts and Customers:

“With the release of version 8.1 and the Dynamic Enterprise Dashboards, MicroStrategy will elevate the market’s expectations of what should be in an enterprise BI platform,” said Mark Smith of Ventana Research. “MicroStrategy has developed and embedded in its Dynamic Enterprise Dashboards a high quality graphing engine and incorporated desktop publishing-quality output so companies can build and deploy dashboards and applications that bring vivid presentation, interactive analysis, and embedded report display into one environment.”

“MicroStrategy 8.1 offers a completely new way to present information for our users at Nordstrom,” said James Taylor, IT Program Manager at Nordstrom. “MicroStrategy’s technology is definitely moving in the right direction with its dynamic dashboards.”

“MicroStrategy Dynamic Enterprise Dashboards represent a new caliber of dashboard,” said Ryan Osterhues, MicroStrategy Administrator at PETCO Animal Supplies, Inc. “With MicroStrategy 8.1, there are many ways in which our data can be visualized and displayed to our decision-makers.”

“We are very excited about MicroStrategy 8.1, as the new Flash functionality goes above and beyond standard dashboards,” said Andreas Happel, Director BI and Portal Architecture at MACH, a leading provider of inter-operator solutions to the telecommunications and data industry worldwide. “With the Dynamic Enterprise Dashboards, we will enhance the speed and quality of our decision making and offer more visually appealing dashboard capabilities to our user community.”

“We are impressed with the rich platform of MicroStrategy 8.1, especially the new graphs, panels, and selectors,” said Jordan Silvergleid, Managing Director at the Advisory Board Company. “MicroStrategy Dynamic Enterprise Dashboards are truly engaging and can be intuitively designed, built, and deployed with ease over the web.”

MicroStrategy 2007 Events:

MicroStrategy plans to host a one-hour webcast, “Using Dashboards to Improve Corporate Performance: Top 10 Best Practices,” on May 16, 2007. Showcasing MicroStrategy’s Dynamic Enterprise Dashboards, the webcast will feature demonstrations, commentary from MicroStrategy customers Lowe’s Companies and Classic Residence by Hyatt, as well as insights from Wayne Eckerson, Director of TDWI Research, and author of Performance Dashboards: Measuring, Monitoring, and Managing Your Business. For more information and to register for the event, visit www.microstrategy.com/DashboardsTop10.

In the first quarter of 2007, MicroStrategy held a series of events in 45 locations around the world to launch its Dynamic Enterprise Dashboards. More than 2,000 people attended the half-day events, which featured customer presentations and demonstrations of the new MicroStrategy dashboard capabilities.

MicroStrategy continues its successful Symposia series in the U.S., Europe, and Latin America. Recently, MicroStrategy held Symposia events in Madrid, Atlanta, and Frankfurt. Each Symposium featured technical sessions as well as informative presentations from MicroStrategy customers sharing lessons learned in deploying business intelligence applications in their organization.

The MicroStrategy Symposium in Madrid included customer presentations from Travel Club, the leading multi-brand loyalty program in the Spanish market; Gobierno de Canarias, serving the citizens of the Canary Islands; Red Eléctrica de España, responsible for the transmission network and operation of the Spanish electricity system; and Mapfre Re, the largest Spanish professional reinsurer.

Customer speakers at the MicroStrategy Symposium in Atlanta included National Distributing Company, Inc., the fourth largest alcoholic beverage distributor in the U.S.; AutoTrader.com, the Internet’s leading auto classifieds marketplace and consumer information website; Healthways, the leading provider of specialized, comprehensive Health and Care SupportSM solutions; and the U.S. Department of Housing and Urban Development (HUD).

The MicroStrategy Symposium in Frankfurt featured presentations from companies, including the REWE Group, Europe’s fourth largest retailer; Siemens IT Solutions and Services, an internationally leading provider of IT solutions and services; Universal-Investment, a German institutional fund administration company; Sanacorp Pharmahandel AG, whose principal activity is the wholesale and distribution of pharmaceuticals and related goods to pharmacies; dm-drogerie markt, the second-largest drugstore chain in Germany; ihb, the Scientific Institute for Application Software of Higher Education Institutions in Bamberg, Germany; and E.ON Avacon AG, one of the largest regional energy service providers in Germany.

Additional 2007 Symposia are scheduled for New York City, Sao Paulo, London, Chicago, and Milan. MicroStrategy also expects to hold more than 12 Technology Day events in 2007 throughout the U.S., Europe, Latin America, and Asia Pacific. These one-day events offer a technical and a business track, with practical tools to enhance business intelligence initiatives.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its advanced technical capabilities, sophisticated analytics, and superior data and user scalability. More information about MicroStrategy (NASDAQ: MSTR) is available at www.microstrategy.com.

MicroStrategy, MicroStrategy 8, MicroStrategy Business Intelligence Platform, and MicroStrategy Dynamic Enterprise Dashboards are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 8.1 software and Dynamic Enterprise Dashboards on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2007	2006
	(unaudited)	(unaudited)
Revenues
Product licenses	$16,699	$23,133
Product support and other services	55,729	46,365

Total revenues	72,428	69,498

Cost of Revenues
Product licenses	589	704
Product support and other services	11,730	8,830

Total cost of revenues	12,319	9,534

Gross profit	60,109	59,964

Operating Expenses
Sales and marketing	24,797	19,969
Research and development	7,013	8,250
General and administrative	13,600	10,749
Amortization of intangible assets	18	18

Total operating expenses	45,428	38,986

Income from operations	14,681	20,978

Financing and Other Income
Interest income, net	981	830
Other income (expense), net	23	(151)

Total financing and other income	1,004	679

Income before income taxes	15,685	21,657
Provision for income taxes	5,840	6,664

Net income	$9,845	$14,993

Basic earnings per share	$0.78	$1.11

Diluted earnings per share	$0.75	$1.05

Basic weighted average shares outstanding	12,567	13,568

Diluted weighted average shares outstanding	13,159	14,304

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31, 2007	December 31, 2006
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$66,978	$78,980
Restricted cash and investments	3,827	3,799
Short-term investments	15	16
Accounts receivable, net	34,138	54,468
Prepaid expenses and other current assets	8,890	8,633
Deferred tax assets, net	39,023	29,510

Total current assets	152,871	175,406
Property and equipment, net	11,115	11,102
Capitalized software development costs, net	3,866	1,903
Deposits and other assets	7,507	2,461
Deferred tax assets, net	39,553	57,944

Total assets	$214,912	$248,816

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$21,747	$24,378
Accrued compensation and employee benefits	20,665	31,872
Deferred revenue and advance payments	73,189	56,578

Total current liabilities	115,601	112,828

Deferred revenue and advance payments	2,299	1,127
Other long-term liabilities	1,581	1,710

Total liabilities	119,481	115,665

Stockholders’ Equity:
Preferred stock undesignated; $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock; $0.001 par value; 330,000 shares authorized; 14,037 shares issued and 9,626 shares outstanding, and 13,972 shares issued and 9,918 shares outstanding, respectively	14	14
Class B common stock; $0.001 par value; 165,000 shares authorized; 2,775 issued and outstanding for both periods	3	3
Additional paid-in capital	444,626	440,768
Treasury stock, at cost; 4,412 and 4,054 shares, respectively
Accumulated other comprehensive income	2,969	3,123
Accumulated deficit	(38,665)	(41,981)

Total stockholders’ equity	95,431	133,151

Total liabilities and stockholders’ equity	$214,912	$248,816

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three months ended March 31,
	2007	2006
	(unaudited)	(unaudited)
Operating activities:
Net income from continuing operations	$9,845	$14,993
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	1,833	2,070
Bad debt provision	70	617
Deferred taxes	4,273	6,317
Share-based compensation	185	404
Excess tax benefits from share-based payment arrangements	(1,887)	(1,882)
Other, net	52	—
Changes in operating assets and liabilities:
Accounts receivable	20,433	5,145
Prepaid expenses and other current assets	(199)	(556)
Deposits and other assets	(5,049)	339
Accounts payable and accrued expenses, compensation and employee benefits	(14,248)	(11,133)
Deferred revenue and advance payments	17,372	13,663
Other long-term liabilities	(31)	(151)

Net cash provided by operating activities	32,649	29,826

Investing activities:
Proceeds from maturities of short-term investments	—	65,650
Purchases of short-term investments	—	(39,924)
Purchases of property and equipment, net	(1,392)	(766)
Capitalized software development costs	(2,419)	—
Increase in restricted cash and investments	(14)	(45)

Net cash (used in) provided by investing activities	(3,825)	24,915

Financing activities:
Proceeds from sale of class A common stock under employee stock purchase plan and exercise of employee stock options	1,636	2,384
Excess tax benefits from share-based payment arrangements	1,887	1,882
Purchases of treasury stock	(44,740)	(58,796)

Net cash used in financing activities	(41,217)	(54,530)
Effect of foreign exchange rate changes on cash and cash equivalents	391	215

Net (decrease) increase in cash and cash equivalents	(12,002)	426
Cash and cash equivalents, beginning of period	78,980	42,318

Cash and cash equivalents, end of period	$66,978	$42,744